SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                December 9, 2005
                                (Date of report)

                             RESOLVE STAFFING, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Nevada                         0-29485                   33-0850639
(State of Incorporation)        (Commission File Number)       (IRS Employer ID)

                                 3235 Omni Drive
                               Cincinnati,OH 45245
                    (Address of Principal Executive Offices)

                                 (800) 894-4250
              (Registrant's telephone number, including area code)


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Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2005, Resolve Staffing, Inc. ("Registrant") entered into an agreement to purchase ELS Personnel Services ("ELS"), from Employee Leasing Services, Inc. ("ELS Inc."), a privately-held company located in Cincinnati, Ohio. Our Chief Executive Officer and director, Ronald Heineman, is a principal shareholder of ELS Inc. and is also an officer and director of ELS. Pursuant to the Purchase Agreement dated February 7, 2005, the Registrant acquired a total of 10 temporary employee staffing locations from ELS Inc. The Registrant and ELS Inc. originally entered into an Asset Purchase Agreement on February 7, 2005 ("Asset Purchase Agreement") that provided for the sale and purchase of certain of the assets and liabilities of the ELS Inc. On December 9, 2005, the purchase was amended to become a stock purchase transaction.

Prior to the acquisition, ELS Inc. provided outsourced human resource services to its clients nationwide. In addition, ELS Inc. owned and operated ELS Personnel Services Division, four wholly owned subsidiaries with 10 temporary staffing locations. These 10 staffing locations on a combined basis have annualized revenue of approximately $10 million (unaudited) for 2004. The temporary staffing locations being acquired by the Registrant are complementary to the services already provided by the Registrant and the Registrant plans to continue the business operations of these 10 locations. As a result, the acquisition of this business will significantly expand the geographic scope of Resolve's operations. With these acquired locations, the Registrant will have a total of 11 locations consisting of four locations in Florida, four locations in Ohio and three locations in New York.

Pursuant to the Stock Purchase Agreement, the Registrant agreed to:

      o Issue an aggregate of 13,000,000 shares of restricted common stock to ELS Inc. or the principal shareholders of ELS Inc.; and

      o Issue to the Seller a promissory note in an amount not to exceed $1,500,000 ("Note"), payable on demand, representing the Purchaser's obligation to repay the Seller the face amount of said Note for indebtedness paid or assumed by the Seller and that is associated with the Business.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Form 8-K/A.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 7, 2005, the Registrant acquired equity interest in certain companies from ELS, Inc. See Item 1.01, "Entry into a Material Definitive Agreement," for a more detailed description of the equity interest acquired, the nature of ELS' business, and the nature and amount of consideration given in connection with the acquisition.


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Item 3.02. Unregistered Sales of Equity Securities.

Effective February 7, 2005, the Registrant agreed to issue an aggregate of 13,000,000 shares of restricted common stock to ELS, Inc., or its principal shareholders, in connection with the acquisition of certain equity interests from ELS, Inc. See Item 1.01, "Entry into a Material Definitive Agreement." These shares shall be issued in a transaction that is exempt from registration under the Securities Act of 1933 ("Act") and comparable state securities laws, and the shares shall be deemed to be "restricted securities" as defined in Rule 144 promulgated under the Act and shall bear a restrictive legend as required by the Act.

Item 7.01. Regulation FD Disclosure.

On February 9, 2005, we issued a press release disclosing completion of the acquisition of certain equity interests from ELS, Inc. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01 are included in the Exhibits of this filing.


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(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9(b) are included in the Exhibits of this filing.

(c) Exhibits.

Exhibit
Number      Description
------      -----------

2.1 Stock Purchase Agreement dated December 9, 2005, by and between ELS, Inc. and Resolve Staffing, Inc.

9.1         Audited Financial Statements of Businesses Acquired.

9.2         Pro forma financial information.

99.1        Press Release dated February 9, 2005 announcing the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                RESOLVE STAFFING, INC.


Dated: December 9, 2005                         /s/ Ron Heineman
                                                --------------------------------
                                                Ron Heineman, CEO


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